Exhibit 99.(a)(12)

CERTIFICATE

The undersigned hereby certifies that she is the Secretary of Morgan Stanley Select Dimensions Investment Series (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 25, 2006, as provided in Section 9.3 of the said Declaration, said Amendment to take effect on July 3, 2006, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

Dated this 14th day of June, 2006.

/s/	Mary E. Mullin
Mary E. Mullin
Secretary

AMENDMENT

Dated:	June 14, 2006

To be Effective:	July 3, 2006

TO

MORGAN STANLEY SELECT DIMENSIONS INVESTMENT

SERIES

DECLARATION OF TRUST

DATED

JUNE 2, 1994

Amendment dated June 14, 2006, to the Declaration of Trust (the “Declaration”) of
Morgan Stanley Select Dimensions Investment Series (the “Trust”) dated June 2, 1994.

WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the American Opportunities Portfolio of the Trust to the “Focus Growth Portfolio,” such change to be effective on July 3, 2006;

NOW, THEREFORE:

1.               The Declaration is hereby amended so that the American Opportunities Portfolio is hereby designated the “Focus Growth Portfolio.”

2.               The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3.               This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 25th day of April, 2006.

/s/ Michael Bozic	/s/ Charles A. Fiumefreddo

Michael Bozic, as Trustee	Charles A. Fiumefreddo, as Trustee
and not individually	and not individually
c/o Kramer Levin Naftalis	c/o Morgan Stanley Trust
& Frankel LLP	Harborside Financial Center,
Counsel to the Independent	Plaza Two
Trustees	Jersey City, NJ
1177 Avenue of the Americas
New York, NY

/s/ Edwin J. Garn	/s/ Wayne E. Hedien

Edwin J. Garn, as Trustee	Wayne E. Hedien, as Trustee
and not individually	and not individually
1031 N. Chartwell Court	c/o Kramer Levin Naftalis & Frankel LLP
Salt Lake City, UT	Counsel to the Independent Trustees
1177 Avenue of the Americas
New York, NY

/s/ James F. Higgins	/s/ Manuel H. Johnson

James F. Higgins, as Trustee	Dr. Manuel H. Johnson, as Trustee
and not individually	and not individually
c/o Morgan Stanley Trust	c/o Johnson Smick Group Inc.
Harborside Financial Center	888 16th Street, NW
Plaza Two	Suite 740
Jersey City, NJ	Washington, D.C.

/s/ Joseph J. Kearns	/s/ Michael E. Nugent

Joseph J. Kearns, as Trustee	Michael E. Nugent, as Trustee
and not individually	and not individually
c/o Kearns & Associates LLC	c/o Triumph Capital, L.P.
23852 Pacific Coast Highway	445 Park Avenue
Malibu, CA	New York, NY

/s/ Fergus Reid

Fergus Reid, as Trustee
and not individually
c/o Lumelite Plastics Corporation
85 Charles Colman Blvd.
Pawling, NY